UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2008

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2008, CIB Marine Bancshares, Inc., a Wisconsin corporation ("CIB Marine") and its indirect subsidiary bank, Citrus Bank, National Association, a national banking association ("Citrus Bank"), entered into a Purchase and Assumption Agreement (the "Agreement") with 1st United Bank, a Florida-chartered member bank ("1st United"). Subject to the terms and conditions of the Agreement, Citrus Bank will sell all of its branches, substantially all of the deposits and the majority of its loan portfolio to 1st United. The sale includes deposits of approximately $90.3 million (including accrued interest), real property and fixed assets of approximately $2.3 million and loans of approximately $48.5 million (including accrued interest). Citrus Bank will receive a premium of $7.0 million for the transaction, subject to adjustment as described in Section 3.5(c) of the Agreement.

CIB Marine has made customary representations, warranties and covenants in the Agreement. In addition, CIB Marine has agreed to indemnify 1st United for certain liabilities resulting from breach of any representation, warranty or covenant of CIB Marine, up to the amount of the Purchase Price (as defined in Section 3.1 of the Agreement). The Agreement also provides that CIB Marine may terminate the Agreement in certain circumstances. In the event that the Agreement is terminated as a result of the sale of Citrus Bank to another third party, 1st United is entitled to a break-up fee of $1,000,000 from Citrus Bank.

The consummation of the transaction is subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals. The transaction is expected to close in two to four months.

The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On April 3, 2008, CIB Marine issued a press release announcing the execution of the Agreement, a copy of which is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 99.1 - Purchase and Assumption Agreement dated April 3, 2008.
Exhibit No. 99.2 - Press Release dated April 3, 2008.

This statement contains forward-looking information. Actual results could differ materially from those indicated by such information. Information regarding risk factors and other cautionary information is available in Item 1.A of CIB Marine’s Annual report on Form 10-K for the period ended December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

April 4, 2008	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Purchase and Assumption Agreement dated April 3, 2008.
99.2	Press Release dated April 3, 2008.